UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2017 (August 15, 2017)
__________________________________________________

AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
__________________________________________________

Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 15, 2017, AGNC Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC, RBC Capital Markets LLC and Keefe, Bruyette & Woods Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to (i) the sale by the Company to the Underwriters of 12,000,000 depositary shares, each representing 1/1,000th of a share of the Company’s 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and (ii) the grant by the Company to the Underwriters of an option to purchase all or part of an additional 1,800,000 depositary shares (collectively, the “Depositary Shares”). In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses. The offering is expected to close on August 22, 2017, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses and damages arising out of or in connection with the sale of the Depositary Shares. The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.
The offering is being conducted pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-205306). The offering is being made pursuant to the prospectus supplement, dated August 15, 2017, and the accompanying prospectus, dated June 26, 2015, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2017, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware to designate 13,800 shares of the Company’s authorized preferred stock, par value $0.01 per share, as shares of Series C Preferred Stock with the powers, designations, preferences and other rights as set forth therein. The Certificate of Designations became effective upon filing on August 17, 2017.

The Certificate of Designations provides that the Company will pay quarterly cumulative dividends on the Series C Preferred Stock, in arrears, on the 15th day of each January, April, July and October (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) (i) from, and including, the date of original issuance to, but excluding, October 15, 2022 at a fixed rate equal to 7.00% per annum of the $25,000 liquidation preference per share of the Series C Preferred Stock (equivalent to $1,750 per annum per share of Series C Preferred Stock or $1.75 per annum per depositary share) and (ii) from and including October 15, 2022, at a floating rate equal to three-month LIBOR plus a spread of 5.111% per annum of the $25,000 liquidation preference per share of the Series C Preferred Stock.

The Series C Preferred Stock will not be redeemable before October 15, 2022, except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Certificate of Designations). On and after October 15, 2022, the Company may, at its option, redeem any or all of the shares of the Series C Preferred Stock (and the depositary will redeem the number of Depositary Shares representing interests in the Series C Preferred Stock redeemed) at $25,000 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem any or all of the shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share (equivalent to $25.00 per Depositary Share) plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of the Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Certificate of Designations)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series C Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series C Preferred Stock generally do not have any voting rights. Each Depositary Share entitles the holder, through the Depositary, to a 1,1/000th interest in all rights and preferences of the Series C Preferred Stock (including dividend, voting, redemption and liquidation rights).

The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.5 to the Company's Form 8-A filed on August 16, 2017 and is incorporated herein by reference.

Item 8.01     Other Events.
On August 16, 2017, the Company gave notice to the holders of its outstanding 8.000% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) of its intention to redeem all of the outstanding Series A Preferred Stock on September 15, 2017 (the “Preferred Stock Redemption”).
The Preferred Stock Redemption is in accordance with the terms in the Company’s Amended and Restated Certificate of Incorporation. There are 6,900,000 shares of Series A Preferred Stock, with an aggregate liquidation preference of $172,500,000, currently outstanding. The Series A Preferred Stock will be redeemed for cash at a redemption price of $25.00 per share. All shares of the Series A Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series A Preferred Stock will no longer be outstanding and all rights with respect to such stock will cease and terminate, except the right to payment of the redemption price. Also upon redemption, the Series A Preferred Stock will be delisted from trading on the NASDAQ Global Select Market.
A copy of the press release announcing the notice of redemption is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information in Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01     Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated August 15, 2017, among AGNC Investment Corp. and Morgan Stanley & Co. LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC, RBC Capital Markets LLC and Keefe, Bruyette & Woods Inc., as representatives of the several underwriters listed on Schedule I attached thereto.

3.1
Certificate of Designations of 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, incorporated herein by reference to Exhibit 3.5 to Form 8-A (File No. 001-34057), filed August 17, 2017.

4.1
Form of certificate representing the 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, incorporated herein by reference to Exhibit 4.1 to Form 8-A (File No. 001-34057), filed August 17, 2017.

99.1	Press Release dated August 15, 2017, announcing the pricing of the offering.
99.2	Press Release dated August 16, 2017, announcing the notice of redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: August 18, 2017	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary